Exhibit 99.2

Identiv Announces Asset Purchase Agreement with Security Solutions Provider Vitaprotech for $145 Million

Appoints Kirsten Newquist as President to lead Identiv’s IoT Solutions Business

Proceeds from Transaction Intended to Fund Future Growth and Value Creation of Identiv’s IoT Solutions Business

Combination of Identiv’s Security Businesses with European Security Solutions Leader Vitaprotech to Create Global High Security Leader

Transaction Expected to Close in Q3 FY 2024, Subject to Approvals

FREMONT, Calif. — April 3, 2024 — Identiv, Inc. (NASDAQ: INVE), a global digital security and identification leader in the Internet of Things (IoT), has entered into a definitive asset purchase agreement to sell its physical security, access card, and identity reader operations and assets to Vitaprotech, a security solutions provider. The proceeds from the sale will significantly strengthen Identiv’s financial position, generating capital to fund future organic and inorganic growth of its specialty IoT solutions business.

Under the terms of the agreement, Identiv will receive a cash payment of $145 million upon closing of the transaction, subject to customary adjustments. Identiv, Inc. will remain a publicly listed company on the Nasdaq stock exchange under the ticker symbol “INVE.”

Aligned with this strategic direction, Identiv announced the appointment of Kirsten Newquist as President, IoT Solutions, effective April 15, 2024. Ms. Newquist is a seasoned business leader with over 25 years’ experience in strategy, product management, business development, and global sales and marketing. She will join Identiv after 17 years at Avery Dennison Corporation. She was most recently Global Vice President, Avery Dennison Smartrac, and previously held other leadership roles including the VP/GM of Avery Dennison Medical.

“The Board has successfully concluded its strategic alternatives review with an outcome that we strongly believe is beneficial for all stakeholders,” said James Ousley, Chairman of the Board. “We said at the beginning of this process that we felt each of our business units would benefit from additional resources and management focus to achieve their full potential. We feel this transaction accomplishes both and provides excellent value creation paths for both businesses. Identiv’s IoT solutions business opportunity is vast, high growth, and high value-add where we believe we can establish market leadership. We expect to refocus our growth strategy with a particular focus on healthcare-related segments and other high value-add opportunities for which we believe our technology can be both differentiated and transformational.”

“We are thrilled that Kirsten will be joining our executive leadership team,” added Mr. Ousley. “Her prior experience working with healthcare companies and other value-add industries to deploy innovative and impactful IoT solutions is ideal for leading Identiv’s post-transaction organic and inorganic growth strategies.”

As the healthcare industry and its providers advance their digital transformations, Identiv’s aim is to ensure that its technology and core competencies become an integral and critical component of their journey, delivering a compelling value proposition for patients, physicians, providers, and payors, and addressing the critical unmet needs in healthcare around data science, compliance, utilization, effectiveness, and efficiency.

Michael Kellen and Andrew Gundlach, co-CEOs of Bleichroeder LP, Identiv’s largest stockholder, said, “We believe that Identiv’s Board has taken the right strategic step to maximize the company’s opportunity to build the leading company in specialty IoT solutions with a particular focus in healthcare. We view this as an opportunity to generate substantial value for stockholders, combining the existing strengths of the current RFID business with world-class IoT industry and healthcare-focused leadership and the capital to actualize their vision.”

“This is a game-changing transaction for the future of Identiv that we believe is an excellent outcome for our stockholders, employees, customers, and partners,” said Steven Humphreys, CEO of Identiv. “Our globally recognized security business naturally aligns with Vitaprotech’s strategy and vision for the market, creating a world leader in enterprise security. This strategic step is extremely positive for our IoT business, with the capital, leadership, team, and industry position to lead in our markets.”

The transaction is expected to close in the third quarter of 2024, subject to stockholder approval and other customary closing conditions. The transaction is also subject to review and approval by the Committee on Foreign Investment in the United States (CFIUS) and the Federal Trade Commission under the Hart-Scott-Rodino (HSR) Act. Upon closing, certain senior executives will join Vitaprotech, including Identiv CEO Steven Humphreys, at which time incoming President Kirsten Newquist will assume the role of CEO of Identiv.

Imperial Capital LLC is serving as financial advisor and Pillsbury Winthrop Shaw Pittman LLP is serving as legal counsel to Identiv. Craig-Hallum Capital Group delivered a fairness opinion to Identiv’s board of directors in connection with the transaction.

Conference Call

Identiv management will hold a conference call today, April 3, 2024, at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss the transaction and Identiv’s post-closing business.

Toll-Free: 888-506-0062

International Number: 973-528-0011

Call ID: 532716

Webcast link: Register and Join

The teleconference replay will be available through April 17, 2024, by dialing 877-481-4010 (Toll-Free Replay Number) or 919-882-2331 (International Replay Number) and entering passcode 50319.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: Identiv’s strategy, opportunities, focus and goals; Identiv’s beliefs regarding its competitive position in the markets and industries in which it operates; expected benefits of the transaction to Identiv, its stockholders, employees, customers and partners; expected amount and use of proceeds from the transaction; the terms and conditions related to the transaction, including regulatory approvals; the timing of the closing of the transaction; expectations with respect to the change in management following the completion of the transaction, including expected benefits thereof; and the belief that this transaction provides excellent value creation path for both businesses. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from Identiv’s stockholders or regulatory approvals are not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; potential litigation relating to the transaction and the effects of any outcome related thereto; the ability of each party to consummate the transaction on a timely basis, or at all; the failure of the transaction to close for any reason; any purchase price adjustments to the amount of proceeds from the transaction; risks that the transaction disrupts current business, plans and operations of Identiv or its business prospects; diversion of management’s attention from Identiv’s ongoing business; the ability of Identiv to retain and hire key personnel; the effect of the change in management following the completion of the transaction; competitive responses to the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on information available to Identiv on the date of this press release, and Identiv assumes no obligation to update such statements.

Additional Information and Where to Find It

Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Participants in the Solicitation

Identiv, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement.

Information about Identiv’s executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directions,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Corporate Governance—Compensation of Directors” of Identiv’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on April 28, 2023 (the “2023 Proxy Statement”), as well as its Current Reports on Form 8-K filed with the SEC on April 13, 2023 and October 11, 2023.

As of March 31, 2024, each Participant, other than Gary Kremen and James E. Ousley, set forth below beneficially owned less than 1% of Identiv’s issued and outstanding common stock. Information about the ownership of common stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2023 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Directors*^	Security Ownership of Directors	Certain Officers and Other Employees*	Security Ownership of Executive Officers
Laura Angelini	Form 4 filed on August 2, 2023.	Steven Humphreys (Chief Executive Officer and Director)	Form 4s filed on May 2, 2023, May 10, 2023, May 11, 2023, May 15, 2023, June 2, 2023, July 5, 2023, August 2, 2023, September 1, 2023, October 2, 2023, November 2, 2023, December 1, 2023, January 2, 2024, February 1, 2024, March 1, 2024, and April 1, 2024.

Gary Kremen	Form 4 filed on August 2, 2023.	Justin Scarpulla (Chief Financial Officer and Secretary)	N/A

Richard E. Kuntz, M.D.	Form 4 filed on August 2, 2023.

James E. Ousley	Form 4 filed on August 2, 2023.

*	The business address is 2201 Walnut Avenue, Suite 100, Fremont, California 94538.
^	Excludes Steven Humphreys, Identiv’s Chief Executive Officer, who is listed under “Certain Officers and Other Employees.”

In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement. Information about the ownership of securities of Bleichroeder is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement and Amendment No. 1 to the Schedule 13D filed by Bleichroeder on October 23, 2023. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

Investor Relations and Media Contact:

Sophie Pearson

Director of Investor Relations

+1 949-250-8888

IR@identiv.com